UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 7, 2014

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 7, 2014, William A. Newman resigned as President of Cole Taylor Mortgage, a division of Cole Taylor Bank (the “Bank”), the wholly-owned bank subsidiary of Taylor Capital Group, Inc.  Randall T. Conte, Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Bank has been named as interim President of Cole Taylor Mortgage until a permanent division leader is appointed. Mr. Conte will retain his existing responsibilities at the Bank.

A copy of the Bank’s press release is attached as Exhibit 99.1 to this report, and the information contained therein regarding Mr. Newman’s resignation is incorporated herein by reference.

Item 8.01.                                        Other Events.

On May 9, 2014, the Bank announced that it is no longer seeking to sell Cole Taylor Mortgage, its mortgage banking division, and instead will retain it while continuing to invest in its ongoing growth.

A copy of the Bank’s press release is attached as Exhibit 99.1 to this report, and the information contained therein regarding the termination of the sales process relating to Cole Taylor Mortgage is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits.

99.1	Press Release dated May 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 9, 2014

TAYLOR CAPITAL GROUP, INC.

/s/ Brian T. Black
By:	Brian T. Black
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 9, 2014